                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                     Colonnade Sponsor II LLC

Address of Joint Filer:                  c/o Colonnade Acquisition Corp. II
                                         1400 Centrepark Blvd, Ste 810
                                         West Palm Beach, Florida 33401

Relationship of Joint Filer to Issuer:   10% Owner

Issuer Name and Ticker
or Trading Symbol:                       Colonnade Acquisition Corp. II [CLAA]

Date of Event Requiring Statement:
(Month/Day/Year):                        03/09/2021

Name of Joint Filer:                     Joseph S. Sambuco

Address of Joint Filer:                  c/o Colonnade Acquisition Corp. II
                                         1400 Centrepark Blvd, Ste 810
                                         West Palm Beach, Florida 33401

Relationship of Joint Filer to Issuer:   Chairman of the Board of Directors

Issuer Name and Ticker
or Trading Symbol:                       Colonnade Acquisition Corp. II [CLAA]

Date of Event Requiring Statement:
(Month/Day/Year):                        03/09/2021